UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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NeuStar, Inc.
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Fellow Stockholders:
      We are pleased to invite you to attend the 2006 Annual Meeting of Stockholders of NeuStar, Inc. to be held on Wednesday, June 14, 2006 at 4:30 p.m., local time, at the Hilton McLean Tysons Corner, located at 7920 Jones Branch Drive, McLean, Virginia, 22102.
      Details regarding admission to the Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
      Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by phone or by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.
      Thank you for your ongoing support and continued interest in NeuStar, Inc.

Sincerely,

Jeffrey E. Ganek
Chairman of the Board and
Chief Executive Officer

NEUSTAR, INC.
46000 CENTER OAK PLAZA
STERLING, VIRGINIA 20166
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 14, 2006

Time and Date	4:30 p.m. (local time) on June 14, 2006.
Place	The Hilton McLean Tysons Corner, located at 7920 Jones Branch Drive, McLean, Virginia, 22102.
Items of Business	• Elect three directors to the Board of Directors to hold office until our Annual Meeting of Stockholders in 2009 and until their respective successors have been elected or appointed;
• Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006; and
• Transact any other business that may properly come before the Meeting or any adjournment or postponement of the Meeting.
Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
Record Date	You are entitled to notice of and to vote at the Meeting and at any adjournment or postponement that may take place only if you were a stockholder as of the close of business on April 24, 2006.
Voting	Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers” beginning on page 1 of this proxy statement and the instructions on the proxy or voting instruction card. You can revoke a proxy prior to its exercise at the Meeting by following the instructions in the accompanying proxy statement.

By order of the Board of Directors,

Martin K. Lowen
Senior Vice President, General Counsel and Secretary

NEUSTAR, INC.
46000 CENTER OAK PLAZA
STERLING, VIRGINIA 20166
PROXY STATEMENT
QUESTIONS AND ANSWERS
Why did I receive these proxy materials?
      We are sending you this proxy statement as part of a solicitation by the Board of Directors of NeuStar, Inc. for use at our 2006 Annual Meeting of Stockholders and at any adjournment or postponement that may take place. Unless the context otherwise requires, the terms “us,” “we,” “our,” and the “Company” include NeuStar, Inc. and its consolidated subsidiaries.
      You are invited to attend our Annual Meeting of Stockholders on Wednesday, June 14, 2006, beginning at 4:30 p.m., local time. The Meeting will be held at the Hilton McLean Tysons Corner, located at 7920 Jones Branch Drive, McLean, Virginia, 22102.
      This Notice of Annual Meeting of Stockholders, proxy statement, form of proxy and voting instructions and our 2005 Annual Report are first being mailed starting approximately April 27, 2006.
Do I need a ticket to attend the Meeting?
      You will need an admission ticket or proof of ownership to enter the Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a stockholder of record. If you plan to attend the Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Meeting.
      If your shares are held beneficially in the name of a bank, broker or other nominee and you plan to attend the Meeting, you must present proof of your ownership of NeuStar stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of NeuStar stock, to:
NeuStar, Inc.
Attn: Sarah Mashburn
46000 Center Oak Plaza
Sterling, Virginia 20166
      All stockholders also must present a form of personal identification in order to be admitted to the Meeting.
      No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.
Who is entitled to vote at the Meeting?
      Holders of NeuStar common stock at the close of business on April 24, 2006 (the “Record Date”), are entitled to receive this Notice and to vote their shares at the Meeting. As of April 1, 2006, there were 71,467,364 shares of Class A common stock outstanding and entitled to vote and 27,284 shares of Class B common stock outstanding and entitled to vote. All holders of common stock shall vote together as a single class, and each holder of common stock is entitled to one vote per share of Class A common stock and one vote per share of Class B common stock on each matter properly brought before the Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
      If your shares are registered directly in your name with NeuStar’s transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the “stockholder of record.” The

Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our 2005 annual Report have been sent directly to you by NeuStar.
      If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The Notice of Annual Meeting of Stockholders, proxy statement and proxy card and our 2005 Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet (if available).
How do I vote?
      You may vote using any of the following methods:

By Mail
      Be sure to complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.
      If you are a stockholder of record, and the prepaid envelope is missing, please mail your completed proxy card to NeuStar, Inc., 46000 Center Oak Plaza, Sterling, Virginia 20166, Attn: Corporate Secretary.

By Telephone or on the Internet
      The telephone and Internet voting procedures established by NeuStar for stockholders of record are designed to authenticate your identity, allow you to give your voting instructions and confirm that those instructions have been properly recorded.
      You can vote by calling the toll-free telephone number on your proxy card. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., see your proxy card for additional instructions.
      The website for Internet voting is www.voteproxy.com. Please have your proxy card handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.
      Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, and will close at 11:59 p.m. Eastern Daylight Time on June 13, 2006.
      The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. Therefore, we recommend that you follow the voting instructions in the materials you receive.
      If you vote by telephone or on the Internet, you do not have to return your proxy card or voting instruction card.

In Person at the Meeting
      All stockholders may vote in person at the Meeting. You may also be represented by another person at the Meeting by executing a legal proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Meeting.

What can I do if I change my mind after I vote my shares?
      If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

•	voting in person at the Meeting.
      If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also vote in person at the Meeting if you obtain a legal proxy as described in the answer to the previous question.
      All shares that have been properly voted and not revoked will be cast as votes at the Meeting.
What shares can I vote?
      You can vote all shares that you owned on April 24, 2006, the record date. These shares include (1) shares held directly in your name as the stockholder of record; and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.
What is “householding” and how does it affect me?
      We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Notice of Annual Meeting of Stockholders and proxy statement, unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees and conserve natural resources.
      Stockholders who participate in householding will continue to receive separate proxy cards.
      If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Stockholders and proxy statement, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, American Stock Transfer & Trust Company (in writing: 59 Maiden Lane (Plaza Level), New York, NY 10038; from within the United States by telephone: (866) 668-6550; from outside the United States by telephone: (718) 921-8500).
      If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Stockholders and proxy statement, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact American Stock Transfer & Trust Company as indicated above.
      Beneficial owners can request information about householding from their banks, brokers or other nominees.
Is there a list of stockholders entitled to vote at the Meeting?
      The names of stockholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 46000 Center Oak Plaza, Sterling, Virginia 20166, by contacting the Secretary of the Company.
How can I vote on each of the matters?
      In the election of directors, you may vote “for” all of the nominees, or your vote may be “withheld” with respect to one or more of the nominees. For the ratification of Ernst & Young LLP as our independent registered public accounting firm, you may vote “for” or “against,” or you may indicate that you wish to “abstain” from voting on this matter.
What are the voting requirements to elect the directors and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006?
      The presence of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.
      If you are a beneficial owner, your bank, broker or other nominee is permitted to vote your shares on the election of directors and the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. We believe that because the matters being voted upon at the Meeting are not among the specified matters on which banks, brokers or other holders of record holding shares for a beneficial owner are prohibited from voting undirected shares, there will be no broker non-votes at the Meeting.
      A plurality of the votes cast is required for the election of directors. This means that the director nominees with the most “for” votes will be elected. Thus, shares present at the Meeting that are not voted for a particular nominee, shares present in person or represented by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes, if any, will not be counted towards such nominee’s achievement of a plurality. Stockholders may not cumulate their votes in favor of any one nominee.
      Under our bylaws, the affirmative vote of the majority of the votes cast affirmatively or negatively is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Abstentions and broker non-votes, if any, are not counted as votes “for” or “against” this item.
      If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board (“for” all director nominees named in the proxy statement and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006).
Could other matters be decided at the Meeting?
      At the date of this proxy statement, we did not know of any matters to be raised at the Meeting other than those referred to in this proxy statement.
      If other matters are properly presented at the Meeting for consideration, the proxy holders named on the proxy card will have the discretion to vote on those matters for you.
Can I access the Notice of Annual Meeting of Stockholders and proxy statement on the Internet?
      The Notice of Annual Meeting of Stockholders and proxy statement are available under the Investor Relations tab on our Website at www.neustar.biz. Instead of receiving future copies of our proxy statement by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.
      Stockholders of Record: You may enroll in the electronic proxy delivery service at any time in the future by going directly to www.amstock.com and following the enrollment instructions.
      Beneficial Owners: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other nominee regarding the availability of this service.

Who will pay for the cost of this proxy solicitation?
      We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees, acting without special compensation, in person or by telephone, electronic transmission and facsimile transmission.
Who will count the vote?
      Representatives of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes and act as inspectors of election.

GOVERNANCE OF THE COMPANY
Our Principles of Corporate Governance
      The Board of Directors has adopted a set of corporate governance principles as a framework for the governance of the Company. The Nominating and Corporate Governance Committee reviews the principles annually and recommends changes to the Board of Directors as appropriate. Our Principles of Corporate Governance are available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Principles.” Stockholders may request free copies of our Principles of Corporate Governance by sending a written request to our Corporate Secretary at NeuStar, Inc., 46000 Center Oak Plaza, Sterling, VA 20166.
      Among other matters, the principles contain the following items concerning the Board of Directors:

•	The Board of Directors, which is elected by the Company’s shareholders, oversees the management of the Company and its business. The Board selects the senior management team, which is responsible for operating the Company’s business, and monitors the performance of senior management.

•	A substantial majority of the Board is made up of independent directors. An “independent” director is a director who meets the independence requirements of the New York Stock Exchange for directors, as determined by the Board. The Board has adopted standards to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Corporate Governance Committee.

•	The Board is divided into three classes, approximately equal in number, with staggered terms of three years each, so that the term of one class expires at each annual meeting of stockholders.

•	The Board presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and Chief Executive Officer. The Board may in its discretion separate the roles if it deems it advisable and in the Company’s best interests to do so.

•	When a director’s principal occupation or business association changes substantially during the director’s tenure on the Board, the director must tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Committee recommends to the Board the action, if any, to be taken with respect to the resignation.

•	Ordinarily, directors may not serve on the boards of more than six public companies so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board.

•	Directors, other than those serving on the Board as of the date of the Company’s initial public offering, may not stand for reelection after age 72.

•	The Chairman and CEO establishes the agenda for each Board meeting. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

•	The independent directors meet in executive session without management present at least quarterly.

•	The Board reviews the Company’s long-term strategic plan and business unit initiatives at least annually.

•	The Board has four standing committees: Audit, Nominating and Corporate Governance, Compensation, and Neutrality. The Audit, Nominating and Corporate Governance, and Compensation Committees consist solely of independent directors. In addition, directors who serve on the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members. All committees report regularly to the full Board with respect to their activities.

•	The Nominating and Corporate Governance Committee considers and makes recommendations to the Board regarding committee size, structure, composition and functioning. Committee members and chairs are recommended to the Board by the Nominating and Corporate Governance Committee and appointed by the full Board.

•	At the invitation of the Board, members of senior management may attend Board meetings or portions of meetings for the purpose of presenting matters to the Board and participating in discussions. Directors also have full and free access to other members of management and to employees of the Company.

•	The Board has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Nominating and Corporate Governance, and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

•	The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board based upon the recommendation of the Compensation Committee. Non-management directors receive a combination of cash and equity compensation for service on the Board.

•	The Board plans for succession to the position of Chairman and CEO as well as certain other senior management positions. These plans are reviewed by the Nominating and Corporate Governance Committee. The CEO reports to the Board periodically on succession planning and management development and provides the Board with recommendations and evaluations of potential successors. The Chairman and CEO also makes available to the Board, on a continuing basis, recommendations regarding who should assume the position of Chairman and CEO in the event that he or she becomes unable or unwilling to perform the duties of this position.

•	The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO, evaluating the CEO’s performance against those goals, and recommending the CEO’s compensation to the independent directors for approval. Both the goals and the evaluation are submitted for consideration by the independent directors meeting in executive session. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering the CEO’s compensation, which is approved by the independent directors meeting in executive session.

•	The Company has an orientation process for Board members that is designed to familiarize new directors with the Company’s business, operations, finances, and governance practices. The Board encourages directors to participate in education programs to assist them in performing their responsibilities as directors.

•	The Board conducts an annual self-evaluation to assess its performance. The Audit, Nominating and Corporate Governance, and Compensation Committees conduct annual self-evaluations to assess their performance. The ability of individual directors to contribute to the Board is considered in connection with the renomination process. The Nominating and Corporate Governance Committee is responsible for developing, administering and overseeing processes for conducting evaluations.
Governance Information

Executive Sessions
      NeuStar’s independent directors meet in executive session without management present at least quarterly. The presiding director at the executive session is selected by a majority of the independent directors.

Communications with Directors
      Stockholders and other interested parties may communicate with the Board of Directors by writing c/o the General Counsel and Corporate Secretary, NeuStar, Inc., 46000 Center Oak Plaza, Sterling, Virginia 20166. Communications intended for a specific director or directors should be addressed to the attention of the relevant individual(s) c/o the General Counsel and Corporate Secretary at the same address.

Our General Counsel and Corporate Secretary will review all correspondence intended for the Board and will regularly forward to the Board a summary of such correspondence and copies of correspondence that, in the opinion of the General Counsel and Corporate Secretary, is of significant importance to the functions of the Board or otherwise requires the Board’s attention. Directors may at any time review a log of all correspondence received by the General Counsel and Corporate Secretary that is intended for the Board and request copies of any such correspondence.
      In addition, the Audit Committee of our Board of Directors has established a procedure for parties to submit concerns regarding what they believe to be questionable accounting, internal accounting controls, and auditing matters. Concerns may be reported through our Compliance Hotline at (800) 958-8839, by email to the Audit Committee at CorporateCode@neustar.biz, or through a confidential ethics web form, available at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Contact the Board.” Concerns may be submitted anonymously and confidentially.

Director Independence Standards
      Pursuant to New York Stock Exchange listing standards, the Board of Directors has adopted a set of categorical standards to assist it in assessing the independence of directors. Under these standards, an independent director must be determined by the Board of Directors to have no material relationship with NeuStar or any of its consolidated subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with NeuStar. The standards specify the criteria by which independence will be determined, including guidelines for directors and their immediate family members with respect to employment or past employment with NeuStar, receipt of compensation from NeuStar, relationships with NeuStar’s internal or external auditor, employment with a company if an executive officer of NeuStar serves on that company’s Compensation Committee, employment with a company that has made payments to or received payments from NeuStar in excess of certain amounts, or service as an executive officer of a non-profit organization to which NeuStar has made contributions in excess of certain amounts.
      The Board of Directors has determined that Messrs. Cullen, Dahan, Ireland and Schiff, Ms. Joseph and Dr. Pickar are independent under these standards.
      The full text of these director independence standards is attached as Appendix A to our Principles of Corporate Governance, available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Principles.”

Code of Business Conduct
      Our Board of Directors has adopted a Corporate Code of Business Conduct applicable to all of our directors, officers, employees and all individual contractors providing services to or on behalf of the Company in order to protect and promote organization-wide integrity and to enhance NeuStar’s ability to achieve its mission.
      The code embodies general principles such as compliance with laws, acting with honesty and integrity, avoidance of conflicts of interest, maintenance of accurate and timely financial and business records, use of the Company’s assets, working with customers, suppliers and governments, protecting the Company’s information and obtaining information regarding other companies.
      All directors, officers, employees and contractors are obligated to report violations and suspected violations of the code and any concerns they may have pertaining to non-compliance with the code by following certain procedures described in the code. All reports of suspected code violations will be forwarded to the General Counsel and Vice President of Human Resources, except for complaints and concerns involving accounting or auditing matters, which will be handled in accordance with procedures established by the Audit Committee.
      Our Corporate Code of Business Conduct is available on our website at www.neustar.biz under the captions “Investor Relations — Corporate Governance — Code of Conduct.” A free printed copy is available to any stockholder who requests it from the address on page 6.

Board and Committee Membership
      Our Board of Directors is composed of seven directors, divided into three classes: Class I, Class II and Class III. The term for each class of directors expires at successive meetings. The Board of Directors met 14 times and acted four times by unanimous written consent during 2005. Each of our directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors held while he was a director and of each standing committee on which he served during the period in which the director served as a member of that committee. Our Board has adopted a policy that our directors are expected and strongly encouraged to attend each Annual Meeting of Stockholders absent compelling circumstances. We did not hold an Annual Meeting of Stockholders in 2005. Instead, our stockholders acted by written consent to elect directors in 2005 prior to becoming a publicly traded company in June 2005.
      The table below provides 2005 membership information for the Board of Directors and each standing committee of the Board. After many years of dedicated efforts that have contributed significantly to the success of NeuStar, Dr. Henry Kressel resigned from the Board of Directors, effective December 31, 2005. The Board thanks Dr. Kressel for his dedication and commitment to NeuStar. In connection with the Annual Meeting, consistent with its power and authority under our Certificate of Incorporation, our Board eliminated the Board seat that was vacated by Dr. Kressel and expanded the number of Class II directorships so that the three directors elected at the Annual Meeting will all serve until their successors are duly elected and qualified at our Annual Meeting of Stockholders in 2009.

								Nominating
								and
		Year						Corporate
		Current	Audit		Compensation		Neutrality	Governance
		Term	Committee		Committee		Committee	Committee
Name	Position	Expires	Member		Member		Member	Member

Mr. Cullen	Class I director	2008	X	*				X
Mr. Ganek	Class III director	2007					X
Mr. Geller	Class II director	2006					X
Dr. Kressel(1)	Class I director	2008
Mr. Landy	Class II director	2006	X		X	*		X
Dr. Pickar	Class I director	2008	X		X		X
Mr. Schiff	Class III director	2007			X			X	*

*	Chair

(1)	Resigned from the Board of Directors effective December 31, 2005.

The Audit Committee
      Under the terms of its Charter, the Audit Committee meets at least four times per fiscal year, including periodic meetings in executive session with each of NeuStar’s management, NeuStar’s principal internal auditor, NeuStar’s independent registered public accounting firm, and NeuStar’s General Counsel, and reports regularly to the full Board of Directors with respect to its activities. The Audit Committee represents and assists the Board of Directors in overseeing the accounting and financial reporting processes of NeuStar and the audits of NeuStar’s financial statements, including the integrity of the financial statements, NeuStar’s compliance with legal and regulatory authority requirements, the independent auditors’ qualifications and independence, the performance of NeuStar’s internal audit function and independent auditors, and the preparation of a report of the Audit Committee to be included in NeuStar’s annual proxy statement. The Audit Committee is responsible for:

•	Directly appointing, retaining, compensating, evaluating, overseeing, and terminating (when appropriate) the Company’s independent auditors, who shall report directly to the Committee.

•	Reviewing and pre-approving all audit and permissible non-audit services to be provided by the independent auditors, and establishing policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors.

•	At least annually, obtaining and reviewing a report by the independent auditors describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

•	At least annually, reviewing the qualifications, independence and performance of the independent auditors, and discussing with the independent auditors their independence. As part of such annual review, the Committee will obtain and review a report by the independent auditors describing all relationships between the independent auditors and the Company, consistent with professional standards applicable to independent auditors, and any other relationships that may impact the independent auditors’ independence.

•	Upon completion of the annual audit, reviewing with the independent auditors their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management’s response, and findings and recommendations concerning their annual audit of the Company.

•	Meeting to review and discuss with corporate management and the independent auditors the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommending to the Board whether the annual audited financial statements should be included in the Company’s annual report on Form 10-K.

•	Reviewing and discussing earnings press releases, and corporate practices with respect to earnings press releases and financial information and earnings guidance provided to analysts and ratings agencies.

•	Reviewing and discussing with management and the independent auditors the Company’s major risk exposures and the steps management has taken to monitor and control such exposure.

•	Reviewing the adequacy and effectiveness of the Company’s internal auditing procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies.

•	Reviewing and discussing the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Overseeing the Company’s compliance systems with respect to legal and regulatory requirements and reviewing the Company’s codes of conduct and programs to monitor compliance with such codes.

•	Establishing procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters. Such procedures will address the receipt, retention, and treatment of complaints received by the Company and the confidential, anonymous submission of employee concerns about questionable auditing or accounting matters.

•	Investigating, or referring, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company.

•	Reviewing the application of significant regulatory, accounting and auditing initiatives, including new pronouncements.

•	Establishing policies for the hiring of employees and former employees of the independent auditors.

•	Annually reviewing and reassessing the adequacy of the Audit Committee Charter and evaluating the performance of the Committee, and recommending changes to the Board as appropriate.

•	Performing such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board of Directors.
      The Audit Committee has the authority to retain, at NeuStar’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.
      The Audit Committee met ten times and acted by unanimous written consent once during 2005.
      The members of the Audit Committee as of the date of this proxy statement are Messrs. Cullen (Chairperson), and Landy and Dr. Pickar. The Board of Directors has determined that each is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange and the Securities and Exchange Commission, and that Mr. Cullen is an “audit committee financial expert” for purposes of the rules of the Securities and Exchange Commission.
      Under the rules of the Securities and Exchange Commission, members of the Audit Committee must meet heightened independence standards; however, a minority of the Audit Committee members of the Company may be exempt from the heightened Audit Committee independence standards for one year from the date of effectiveness of the Company’s initial public offering registration statement. The Board of Directors has determined that each of Mr. Cullen and Dr. Pickar meet these heightened independence standards. In anticipation of the expiration of Mr. Landy’s term of service as a director of NeuStar, the Board has determined that Mr. Schiff will replace Mr. Landy on the Audit Committee after Mr. Landy’s successor is elected. The Board of Directors has determined that Mr. Schiff is independent, and will satisfy the heightened independence standards applicable to the members of the Audit Committee.
      The report of the Audit Committee is included herein on page 26. A copy of the Audit Committee Charter is attached as Annex 1 to this proxy statement and is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from the address on page 6.

The Nominating and Corporate Governance Committee
      Under the terms of its Charter, the Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board director candidates for election at the annual meeting of shareholders, developing and recommending to the Board a set of corporate governance principles and undertaking a leadership role in shaping corporate governance. Specifically, the committee is responsible for:

•	Developing and recommending to the Board criteria for identifying and evaluating director candidates;

•	Identifying, reviewing the qualifications of, and recruiting candidates for election to the Board;

•	Assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board;

•	Establishing a procedure for the consideration of Board candidates recommended by the stockholders;

•	Recommending to the Board candidates for election or reelection to the Board at each annual stockholders’ meeting;

•	Recommending to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships;

•	Developing and recommending to the Board a set of corporate governance principles and reviewing and recommending changes to these principles, as necessary;

•	Making recommendations to the Board concerning the structure, composition and functioning of the Board and its committees;

•	Recommending to the Board candidates for appointment to Board committees and considering periodically rotating directors among the committees;

•	Reviewing and recommending to the Board retirement and other tenure policies for directors;

•	Reviewing directorships in other public companies held by or offered to directors and senior officers of the Company and consulting with the Company’s Neutrality Committee regarding such directorships;

•	Reviewing and assessing the channels through which the Board receives information, and the quality and timeliness of information received;

•	Reviewing the Company’s succession plans relating to the Chief Executive Officer and other senior officers;

•	Overseeing the annual evaluation of the Board and its committees;

•	Monitoring compliance by directors with the Company’s neutrality guidelines;

•	Annually evaluating the performance of the Committee and the adequacy of the Committee’s charter and recommending changes to the Board as appropriate.
      The Nominating and Corporate Governance Committee has the authority to retain, at the Company’s expense, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.
      Because substantially all of our corporate governance policies were adopted by our full Board of Directors prior to our initial public offering, the Nominating and Corporate Governance Committee did not hold any meetings or take any actions by unanimous written consent during 2005. In connection with its recommendation of individuals for election to our Board of Directors at the Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee initiated meetings in 2006.
      The members of the Nominating and Corporate Governance Committee as of the date of this proxy statement are Messrs. Cullen, Landy and Schiff. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.
      A copy of the Nominating and Corporate Governance Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from the address on page 6.
      The Nominating and Corporate Governance Committee is responsible for recommending candidates for election to the Board and believes that candidates for director should have certain minimum qualifications, including the highest level of integrity, maturity of judgment based on a record of senior level experience, commitment to the vision of serving the interests of NeuStar’s stockholders and the needs of NeuStar’s customers by building NeuStar to be the world’s leading provider of clearinghouse services that enable operability among service providers, and a reputation and background that demonstrate that NeuStar has a Board with a stature that is appropriate and consistent with NeuStar’s long-term vision. Candidates must also have a commitment to devote the time necessary to be active on the Board and the desire and ability to work collegially and as a team with the Board and senior management. Pursuant to our Corporate Governance Principles, the Committee considers the number of other boards of public companies on which the candidate serves. Additionally, as part of the neutrality requirements to which we are subject under Federal Communications Commission rules and orders and our contracts to provide certain of our services, directors cannot be employees or directors of a telecommunications service provider (TSP) or own more than 5% of the common stock of a TSP.
      The Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	experience as a Chairman and Chief Executive Officer of another company;

•	senior level experience in the communications industry generally (e.g., wireline, wireless, Internet service providers and providers of Internet protocol and other next-generation communications services), or with companies that have transaction-based business models, media companies, and systems integration/systems technology companies,

•	experience with government and public policy;

•	geographic diversity, with representation from the United States, Asia and Europe; and

•	strengths in the functional areas of finance, corporate governance, financial statement auditing, business operations and strategic planning for communications companies, and mergers and acquisitions.

      The Committee further aims to have gender and racial diversity on the Board.
      The Nominating and Corporate Governance Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the Committee through current Board members, professional search firms (to whom we pay a fee), stockholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, and seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above. Each of the nominees for director was identified by a professional search firm that was engaged by the Nominating and Corporate Governance Committee, which firm was working together with Jeffrey Ganek, our Chairman and CEO, and certain of our non-management directors.
      The Nominating and Corporate Governance Committee currently retains a third party search firm to assist the Committee members in identifying and evaluating potential nominees for the Board. The Committee will consider candidates for director suggested by our shareholders, provided that the recommendations are made in accordance with the procedures required under our bylaws and described in this Proxy Statement under the heading “Requirements, Including Deadlines, for Submission of Proxy Proposals, Nomination of Directors and Other Business of Stockholders.” Stockholder nominees whose nominations comply with these procedures and who meet the criteria outlined above, in the Committee’s Charter, and in our Corporate Governance Principles, will be evaluated by the Corporate Governance Committee in the same manner as the Committee’s nominees.

The Compensation Committee
      Under the terms of its Charter, the Compensation Committee is to assist the Board of Directors in discharging its responsibilities relating to compensation of NeuStar’s executive officers and to produce the annual report on executive compensation to be included in NeuStar’s annual proxy statement. The Compensation Committee is specifically responsible for:

•	Overseeing the Company’s overall compensation structure, policies and programs, and assessing whether the Company’s compensation structure establishes appropriate incentives for management and employees.

•	Administering and making recommendations to the Board with respect to the Company’s incentive-compensation and equity-based compensation plans.

•	Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance in light of those goals and objectives, and recommending the CEO’s compensation level to the independent directors based on this evaluation.

•	Overseeing the evaluation of other executive officers and setting their compensation based upon the recommendation of the CEO.

•	Approving stock option and other stock incentive awards for executive officers.

•	Reviewing and approving the structure of other benefit plans pertaining to executive officers.

•	Reviewing and recommending employment and severance arrangements for executive officers, including change-in-control provisions, plans or agreements.

•	Approving, amending or modifying the terms of any compensation or benefit plan that does not require shareholder approval.

•	Monitoring compliance by executive officers and directors with the Company’s stock ownership guidelines.

•	Reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board.

•	Annually evaluating the performance of the Committee and the adequacy of the Committee’s charter and recommending changes to the Board as appropriate.

•	Performing such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee deems appropriate.
      The Compensation Committee has the authority to retain, at NeuStar’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in the full performance of its functions.
      The Compensation Committee met once and acted twice by unanimous written consent in 2005.
      The members of the Compensation Committee as of the date of this proxy statement are Messrs. Landy and Schiff and Dr. Pickar. The Board of Directors has determined that each of the members of the Compensation Committee is independent, as defined by the Company’s director independence standards and the rules of the New York Stock Exchange.
      A copy of the Compensation Committee Charter is available on our website at www.neustar.biz, under the captions “Investor Relations — Corporate Governance — Highlights — Committee Charters.” A free printed copy is available to any stockholder who requests it from the address on page 6.

The Neutrality Committee
      Under Federal Communications Commission rules and orders and our contracts to provide certain of our services, we are required to comply with neutrality regulations and policies. We are examined periodically on our compliance with these requirements by independent third parties. The Neutrality Committee is responsible for receiving reports from the Company’s Neutrality Officer with respect to his or her neutrality functions, reviewing the quarterly attestation reports of the accountants who perform the neutrality procedures, reviewing and approving, as necessary, specific corrective actions based on the findings of the accountants, and reviewing and approving any changes or amendments to the Company’s Neutrality Compliance Procedures.
      The members of the Neutrality Committee as of the date of this proxy statement are Messrs. Ganek and Geller and Dr. Pickar. The Neutrality Committee met four times during 2005.
Compensation of Non-Employee Directors
      Prior to the changes described below, our directors (other than our Chief Executive Officer and directors affiliated with our stockholders) received compensation of $1,500 for each scheduled meeting of the Board of Directors attended and $750 for each other meeting attended, including committee meetings. In the absence of a formal meeting, if a member of management contacted one of our directors for a substantial consultation in that director’s capacity as such, we treated that consultation in the same manner as a meeting of the Board for purposes of compensating that director for his time. In addition, our directors (other than our Chief Executive Officer and directors affiliated with our stockholders) were reimbursed for the expenses they incurred in attending meetings of the Board or Board committees. We granted each of our directors options to purchase shares of our Class A common stock, including vested options to purchase 82,723 shares of our Class A common stock granted to each of James G. Cullen and Frank L. Schiff in February 2005. Mr. Cullen’s options are subject to repurchase by NeuStar depending on the length of his service on our Board.

      Our Board of Directors has approved, upon the recommendation of our Compensation Committee, a new policy with respect to director compensation to take effect on July 1, 2006. This policy will replace the company’s current director compensation policy in its entirety. Under this new policy, non-management directors will receive an annual retainer of $35,000. Committee chairs will receive an additional annual retainer as follows: $10,000 for the Audit Committee, $7,500 for the Compensation Committee and Nominating and Corporate Governance Committee, and $5,000 for the Neutrality Committee and any special committee formed by the Board of Directors. Audit Committee members will receive an additional annual retainer of $5,000. All amounts will be paid to directors quarterly in arrears.
      Non-management directors will also receive an annual restricted stock unit grant equal to $110,000 divided by the closing price of NeuStar stock on the date of grant, which for the current year will occur on the later of July 1, 2006 or the date on which directors are duly elected at the 2006 Annual Meeting of Stockholders. In each year after 2006, such grants shall be made on the first day of the calendar month following the election of directors at the annual meeting of the Company’s stockholders. These restricted stock units will fully vest on the first anniversary of the date of grant. Upon vesting, each director’s restricted stock units will be automatically deferred into deferred stock units, which will be delivered to the director in shares of NeuStar stock six months following the director’s termination of Board service. The Compensation Committee will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.

BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK
      To our knowledge, the following table sets forth the information regarding ownership of our common stock as of April 1, 2006 by holders of more than 5% of our combined classes of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The information in this table is based on our records, information filed with the Securities and Exchange Commission (SEC) and information provided to us, except where otherwise noted. Except as otherwise indicated, (i) each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table and (ii) the business address of each person shown below is 46000 Center Oak Plaza, Sterling, Virginia 20166.

	Number of Shares
	Beneficially		Percent of
Name of Beneficial Owner	Owned		Class(1)

5% Owners:
AXA Financial, Inc. and affiliates(2)	5,402,692		7.56%
Warburg Pincus Equity Partners, L.P. and affiliates(3)	7,401,987		10.35%
Directors, Nominees and Named Executive Officers:
Jeffrey E. Ganek, Chairman and Chief Executive Officer	1,510,443	(4)	2.08%
Michael Lach, President and Chief Operating Officer	653,289	(5)	*
Jeffrey A. Babka, SVP and Chief Financial Officer	223,729	(6)	*
Mark D. Foster, SVP and Chief Technology Officer	1,384,781	(7)	1.91%
John Malone, SVP — Sales and Business Development	212,805	(8)	*
James G. Cullen, Director	82,723	(9)	*
Andre Dahan, Director nominee	0		—
Henry Geller, Director	82,723	(10)	*
Ross Ireland, Director nominee	1,000		*
Pamela Joseph, Director nominee	0		—
Joseph P. Landy, Director	7,484,710	(11)	10.46%
Dr. Kenneth A. Pickar, Director	82,723	(12)	*
Frank L. Schiff, Director	1,374,648	(13)	1.92%
Directors, nominees and executive officers as a group (16 persons)	13,330,325	(14)	17.70%

*	Denotes less than 1% ownership.

(1)	Ownership percentage of common stock is reported based on 71,467,364 shares of Class A common stock and 27,284 shares of Class B common stock outstanding on April 1, 2006 plus, as to the holder thereof only and no other person, the number of shares (if any) that the person has the right to acquire as of April 1, 2006 or within 60 days from such date (May 31, 2006), through the exercise of stock options or other similar rights.

(2)	Beneficial ownership information is based on information contained in a Schedule 13G filed with the SEC on February 14, 2006 by AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, as a group (collectively, “Mutuelles AXA”), AXA, and AXA Financial, Inc. (“AXA Financial”). AXA Financial is a parent holding company of Alliance Capital Management L.P. (“Alliance”) and AXA Equitable Life Insurance Company (“Equitable”), which operate under independent management and make independent decisions and are investment advisers registered under Section 203 of the Investment Advisers Act of 1940. AXA is a parent holding company of Rosenberg Investment Management LLC (“Rosenberg”) and owns AXA Financial. Mutuelles AXA control AXA and act as a parent holding company with respect to these holdings. According to the schedule, (a) Alliance is the beneficial owner of 5,291,246 shares of Class A common stock, over which it has sole voting power with respect to 4,839,310 shares and sole dispositive power with respect to

5,291,246 shares (such shares are held by unaffiliated third-party accounts managed by Alliance as investment advisor); (b) Equitable is the beneficial owner of 99,876 shares of Class A common stock, over which it has sole voting power with respect to 78,795 shares and sole dispositive power with respect to 99,876 shares; and (c) Rosenberg is the beneficial owner of 11,570 shares of Class A common stock, over which it has sole voting power and sole dispositive power. As the parent holding company of Alliance and Equitable, AXA Financial may be deemed to own the shares of Class A common stock owned beneficially by Alliance and Equitable. AXA, as parent holding company of AXA Financial and Rosenberg, and Mutuelles AXA, as a group, acting as parent holding company of AXA, may be deemed to own the shares of Class A common stock owned beneficially by Alliance, Equitable and Rosenberg. The schedule further states that the filing will not be construed as an admission that Mutuelles AXA, as a group, and AXA are the beneficial owners of any such shares. The business address of Mutuelles AXA is 26, rue Drouot, 75009 Paris, France. The business address of AXA is 25, avenue Matignon, 75008 Paris, France. The business address of AXA Financial is 1290 Avenue of the Americas, New York, New York, 10104.

(3)	Includes 1,747,907 shares of Class A common stock held in the voting trust described below under “Certain Relationships and Related Party Transactions.” Beneficial ownership information is based on information contained in the Form 4 and the Amendment No. 1 to Schedule 13G, both filed with the SEC on December 13, 2005, by and on behalf of Warburg, Pincus Equity Partners, L.P., a Delaware limited partnership, including two affiliated limited partnerships (“WPEP”), Warburg, Pincus Partners, LLC, a New York limited liability company (“WP Partners”), Warburg Pincus & Co., a New York general partnership (“WP”) and Warburg Pincus LLC, a New York limited liability company (“WP LLC”). WPEP, WP Partners, WP and WP LLC are collectively referred to herein as the “Warburg Pincus Entities.” WP Partners is a subsidiary of WP and is the sole general partner of WPEP. WPEP is managed by WP LLC. The Warburg Pincus Entities have shared voting power and shared dispositive power with respect to 7,401,987 shares of Class A common stock. The business address of each of the Warburg Pincus Entities is 466 Lexington Avenue, New York, New York, 10017.

(4)	Includes (i) 17,337 shares of Class A common stock held in the voting trust, and (ii) 1,192,957 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(5)	Includes 610,989 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(6)	Includes 210,029 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(7)	Includes (i) 58,093 shares of Class A common stock held in the voting trust, (ii) 99,999 shares of Class A common stock held in a family trust, (iii) 33,607 shares of Class A common stock held by a second family trust, (iv) 199,999 shares of Class A common stock held in a GRAT, and (v) 991,383 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(8)	Includes 186,105 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(9)	Includes 82,723 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(10)	Includes 82,723 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(11)	Consists of (i) all shares of Class A common stock held by the Warburg Pincus Entities and (ii) 82,723 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date. Mr. Landy disclaims beneficial ownership of all shares owned by the Warburg Pincus Entities.

(12)	Includes 82,723 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.

(13)	Consists of (i) 1,291,925 shares of Class A common stock held by MidOcean Capital Investors, L.P. (“MCILP”) and (ii) 82,723 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date. Mr. Schiff is a managing director of entities that indirectly control MCILP. Mr. Schiff disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein. The address of Mr. Schiff is c/o MidOcean Partners, 320 Park Avenue, 17th Floor, New York, New York 10022.

(14)	Includes (i) 1,823,337 shares of Class A common stock held in the voting trust, and (ii) 3,819,979 shares of Class A common stock subject to options that are exercisable as of April 1, 2006 or within 60 days from such date.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and beneficial owners of greater than ten percent of our common stock to file reports of holdings and transactions in NeuStar common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on these records and other information, we believe that in 2005 all persons satisfied these filing requirements.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Voting Trust
      As of April 1, 2006, a total of 1,884,232 shares of our Class A common stock owned by the Warburg Pincus Entities and certain members and former members of our management were held in a voting trust, the terms and conditions of which are set forth in a voting trust agreement, dated September 24, 2004, by and among us, the Warburg Pincus Entities, members and former members of our management, certain other current and former institutional investors, and the trustees. Under this agreement, the trustees have the power to vote the shares held in trust and to execute stockholder consents in any and all proceedings where the vote or consent of our stockholders may be required or authorized, including the election of directors, except that the investors may direct the manner in which the shares held in trust are to be voted in connection with the following matters:

•	any merger, consolidation or other reorganization of us with or into another corporation;

•	the issuance of our capital stock or rights to acquire our capital stock;

•	any acquisition by us of another corporation;

•	any sale, lease, transfer or other disposition of all or substantially all of our assets;

•	our liquidation or the adoption by us of a plan to liquidate; and

•	the incurrence or guarantee by us of indebtedness for borrowed money in excess of $10,000,000.
      The Warburg Pincus Entities may sell the shares owned by them that are held in trust at any time subject to the restrictions on ownership and transfer set forth in our certificate of incorporation. Members and former members of our management may only sell their shares out of the voting trust if there is a sale or distribution of the remaining shares held in trust by the Warburg Pincus Entities, in which case members and former members of our management may sell a number of shares in proportion to the cumulative amount sold or distributed by the institutional investors as a whole.
Stockholders Agreement
      Pursuant to a stockholders agreement among us, the Warburg Pincus Entities, MidOcean Capital Investors, L.P., ABS Capital Partners IV, L.P., ABS Capital Partners IV Offshore, L.P., ABS Capital Partners IV-A, L.P., ABS Capital Partners IV Special Offshore, L.P., collectively referred to herein as the

ABS Capital Partners Entities, and the trustees of the voting trust, we have agreed that, subject to applicable law, compliance with our neutrality requirements, and the rules and regulations of the Securities and Exchange Commission and the New York Stock Exchange, we would nominate and use our reasonable best efforts to cause to be elected and cause to remain as directors on our Board one individual who was designated by the Warburg Pincus Entities, but only so long as the Warburg Pincus Entities beneficially own at least 5% of our outstanding Class A Common Stock. Under the stockholders agreement, the Warburg Pincus Entities, MidOcean Capital Investors, L.P. and the ABS Capital Partners Entities had additional designation and Board observer rights during 2005; however, such rights were subject to minimum percentage ownership requirements and, as of April 1, 2006, those percentage ownership requirements were no longer met. As a result, these additional designation and Board observer rights have expired.
Registration Rights
      We are party to a registration rights agreement with the Warburg Pincus Entities, MidOcean Capital Investors, L.P. and the ABS Capital Partners Entities. As of April 1, 2006, according to our books and records, these stockholders held an aggregate of 8,693,912 shares of our Class A common stock, with respect to which we have registration obligations under the registration rights agreement except to the extent that these shares cease to be registrable securities, as described below.
      The Warburg Pincus Entities and MidOcean Capital Investors, L.P. have the right to require, subject to certain conditions, that we register the resale of shares of our Class A common stock held by them, which demand may be for shelf registration. The Warburg Pincus Entities collectively are entitled to make three such demands, two of which were used during 2005, and of which the remaining one may be a demand for shelf registration. MidOcean Capital Investors, L.P. is entitled to make two such demands, one of which was used during 2005, and of which one may be a demand for shelf registration. These stockholders also have piggyback rights, subject to certain conditions and exceptions, to include the resale of their shares on any registration statement we file with respect to an offering of securities, whether for our account or the account of any other person.
      We have agreed to pay the registration expenses of the stockholders selling their shares of our Class A common stock pursuant to the registration rights agreement, including, but not limited to, the payment of federal securities law and state blue sky registration fees and the reasonable fees and expenses of legal counsel to the holders of shares subject to the registration rights agreement, except that we will not bear any underwriters’ discounts and commissions or similar fees. We have agreed to indemnify selling stockholders for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholders sell shares of our Class A common stock pursuant to the registration rights agreement. Each such selling stockholder in turn has agreed to indemnify us for federal or state securities law violations that occur in reliance upon written information provided by it for use in the registration statement.
      As to each party to the registration rights agreement, the shares held by such party have registration rights under the registration rights agreement until all such shares have been sold under an effective registration statement, have been transferred or are freely transferable under the Securities Act or have ceased to be outstanding.
Warrants
      Four warrants to acquire a total of 6,361,383 shares of our Class A common stock were exercised by the Warburg Pincus Entities on December 12, 2005, for an exercise price of $0.0667 per share, or a total of approximately $424,304, in cash.
Other Transactions
      Pursuant to a joint venture formation agreement dated April 27, 2001 by and between us and Melbourne IT Limited, during the 2003, 2004 and 2005 fiscal years, we held a 90% interest in NeuLevel, Inc. and Melbourne IT Limited owned the remaining 10% interest. In March 2006, we acquired the shares of NeuLevel held by Melbourne IT Limited, and NeuLevel became a wholly owned subsidiary of ours. We have an agreement with Melbourne IT Limited pursuant to which Melbourne IT Limited serves as a registrar for domain names within the .biz top-level domain. During the years ended December 31, 2003, 2004 and 2005 we recorded approximately $377,000, $512,000, and $684,000, respectively, in revenue from Melbourne IT Limited related to domain name registration services and other nonrecurring revenues from IP claim notification services and pre-registration services.
      During the years ended December 31, 2003, 2004 and 2005, we received professional services from a company owned by the brother of Jeffrey Ganek, our Chairman and CEO. These services were related to tenant improvements in the Company’s leased office spaces. The amounts paid to the related party during the years ended December 31, 2003, 2004 and 2005 were approximately $38,000, $117,000 and $99,000, respectively.
      In January 2003, we acquired BizTelOne, Inc., a provider of clearinghouse-based operating support services, for $2.5 million in cash, plus a $700,000 earn-out amount accrued in 2004. The earn-out was paid in March 2005 to BizTelOne’s prior stockholders, including John Malone, our Senior Vice President, Sales and Business Development.
      Pursuant to the registration rights agreement described above, we paid approximately $292,000 in legal fees and expenses to Willkie Farr & Gallagher LLP for services rendered to the Warburg Pincus Entities in connection with our two public offerings in 2005.
PROPOSALS REQUIRING YOUR VOTE
ITEM 1 — Election of Directors
      Our Board of Directors is composed of seven directors, divided into three classes: Class I, Class II and Class III. Our Class I directors are Kenneth A. Pickar and James G. Cullen, and their term ends at the Annual Meeting of Stockholders in 2008. Our Class II directors are Joseph P. Landy and Henry Geller, and their term ends at this Annual Meeting upon the election and qualification of their successors. Our Class III directors are Jeffrey E. Ganek and Frank L. Schiff, and their term ends at the Annual Meeting of Stockholders in 2007. Following the resignation of Dr. Henry Kressel, our Board eliminated the Board seat that was vacated by Dr. Kressel and expanded the number of Class II directorships so that the three directors elected at the Annual Meeting will all serve until their successors are duly elected and qualified at our Annual Meeting of Stockholders in 2009.
      With respect to the Class II directors to be elected at the Meeting, the Nominating and Corporate Governance Committee determined not to nominate Mr. Landy and Mr. Geller for reelection. We thank Mr. Landy and Mr. Geller for their dedication and commitment to the company. We have nominated Andre Dahan, Ross Ireland and Pamela Joseph to serve as Class II directors. Each nominee for director will, if elected, continue in office until our Annual Meeting of Stockholders in 2009 and until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement.
      The proxy holders named on the proxy card intend to vote the proxy (if you are a stockholder of record) for the election of each of these nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.
      Each nominee has consented to be named as a nominee in this proxy statement, and we expect each nominee for election as a director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of directors serving on the Board.
      The principal occupation and certain other information about the nominees and the additional members of our Board of Directors are set forth on the following pages.
      The Board of Directors unanimously recommends a vote FOR the election of these nominees as directors.

BOARD OF DIRECTORS

Name and Age as of
April 1, 2006	Position, Principal Occupation, Business Experience and Directorships

Jeffrey E. Ganek Age 53	Mr. Ganek has served as our Chairman of the Board and Chief Executive Officer since December 1999. From December 1995 to December 1999, he was Senior Vice President and Managing Director of Communications Industry Services at Lockheed Martin, an advanced technology company. The Communications Industry Services group of Lockheed Martin, which was acquired from Lockheed Martin in 1999 to form NeuStar, provided clearinghouse services to the telecommunications industry. From 1993 to 1995, he was Vice President — Asia Operations for Global TeleSystems Group, a CSP in Europe and Asia. From 1991 to 1993, he was Vice President of Marketing at GTE Spacenet, a satellite CSP. From 1985 to 1991, he was Director of Marketing and Corporate Development at MCI Communications Corporation, a telecommunications company. From 1976 to 1985, he held management positions at AT&T, a telecommunications company, in Corporate Development, Marketing and Finance. Mr. Ganek holds a bachelor’s degree in economics and a master’s degree in public policy and management, both from Carnegie Mellon University.
James G. Cullen Age 63	Mr. Cullen has served as a director of NeuStar since 2005. Mr. Cullen retired as President and Chief Operating Officer of Bell Atlantic Corporation, a local telephone exchange carrier, in 2000. He had assumed those positions in 1998, after having been Vice Chairman since 1995 and, prior to that, President since 1993. He was President and Chief Executive Officer of Bell Atlantic-New Jersey, Inc. from 1989 to 1993. He is also a director and audit committee member of Prudential Financial, Inc., non-executive Chairman of the Board of Agilent Technologies, Inc. and a director and Chairman of the audit committee of Johnson & Johnson. Mr. Cullen holds a bachelor’s degree in economics from Rutgers University and a master in management science degree from Massachusetts Institute of Technology.
Andre Dahan Age 57	Andre Dahan was President and Chief Executive Officer of Mobile Multimedia Services at AT&T Wireless from July 2001 to December 2004. From 1997 to 2001, Mr. Dahan served in various positions with Dun & Bradstreet, a global business information and business tools provider, including as Senior Vice President, Electronic Commerce of The Dun & Bradstreet Corporation from 2000 to 2001, as President of eccelerate.com, Inc. (a subsidiary of Dun & Bradstreet) from 1999 to 2001, as President of Dun & Bradstreet, North America and Global Accounts from 1999 to 2000, and as President of Dun & Bradstreet U.S. from 1997 to 1999. Previously, he served as Senior Vice President of World Wide Operations for Sequent Computers from 1996 to 1997, and in various management positions at Teradata Corporation from 1986 to 1995. He is also a director and audit committee member of Palmsource, Inc. Mr. Dahan holds an engineering degree in computer software from the Hadassa Technology Institute in Israel.
Henry Geller Age 82	Mr. Geller has served as a director of NeuStar since 1999. Mr. Geller was General Counsel of the FCC from 1964 to 1970 and served as Special Assistant to the FCC Chairman from 1970 to 1973. Upon leaving the FCC, he was associated with the Rand Corporation, a non-profit entity doing research in policy areas, including telecommunications, and the Aspen Institute, a non-profit entity exploring policy issues, including telecommunications, until 1978, when he became Assistant Secretary of Commerce for Communications and Information (and National Telecommunications and Information Administration Administrator) in the Carter Administration. In 1981, he became Director of the Washington Center for Public Policy Research of Duke University and a Professor of Practice at Duke University. From 1991 through 1998, he was a Communications Fellow at the Markle Foundation, a charitable organization.

Name and Age as of
April 1, 2006	Position, Principal Occupation, Business Experience and Directorships

Ross Ireland Age 59	Mr. Ireland retired as Senior Executive Vice President of Services and Chief Technology Officer of SBC Communications Inc., a telecommunications services provider, in 2004. He assumed these positions in 1997 when Pacific Telesis Group merged with SBC Communications Inc. He served Pacific Telesis Group in various capacities since 1966, including as Vice President and Chief Technology Officer from 1990 to 1997. Mr. Ireland studied engineering at City College of San Francisco and is a graduate of the Stanford Executive Program.
Pamela Joseph Age 47	Ms. Joseph has served as Vice Chairman of U.S. Bancorp since December 2004. Since November 2004, she has been Chairman and Chief Executive Officer of NOVA Information Systems, Inc., a wholly owned subsidiary of U.S. Bancorp that manages and facilitates payment processing on behalf of retailers, financial institutions, associations, government agencies, and merchant services providers. She was named President and Chief Operating Officer of NOVA Information Systems, Inc. in February 2004. She also served as Senior Executive Vice President of Business Development of NOVA Corporation from 2001 to 2004, after serving as its Chief Information Officer from 1997 to 2001. Ms. Joseph serves as a director of Paychex, Inc. She holds a BBA from the University of Illinois at Urbana-Champaign.
Joseph P. Landy Age 44	Mr. Landy has served as a director of NeuStar since 1998. He joined Warburg Pincus, affiliates of which have invested in us, in 1985. Mr. Landy has been a Managing Member of Warburg Pincus LLC since October 2002 and has been the Co-President of Warburg Pincus LLC since April 2002. From September 2000 to April 2002, Mr. Landy served as an Executive Managing Director of Warburg Pincus LLC. Since joining Warburg Pincus, Mr. Landy’s primary areas of investment focus have been information technology, communications applications and structured investments. He serves on the boards of Avaya Inc. and The Cobalt Group, Inc. Mr. Landy holds a bachelor of science degree in economics from The Wharton School at the University of Pennsylvania and a master of business administration degree from The Leonard N. Stern School of Business at New York University. Mr. Landy was designated as a director by the Warburg Pincus Entities pursuant to the Stockholders Agreement described under “Certain Relationships and Related Party Transactions.”
Dr. Kenneth A. Pickar Age 66	Dr. Pickar has served as a director of NeuStar since 1999. He has been a Visiting Professor of Mechanical Engineering at the California Institute of Technology (Caltech) since 1997 and was the J. Stanley Johnson Professor from 1999 to 2002. Dr. Pickar serves on the board of directors of Ness Technologies Corp. He holds a bachelor of science degree, cum laude, Phi Beta Kappa, in physics and math from City University of New York, as well as a master’s degree and doctorate in physics from the University of Pennsylvania. Prior to joining Caltech, he was Senior Vice President — Engineering and Technology at AlliedSignal Corp.
Frank L. Schiff Age 46	Mr. Schiff has served as a director of NeuStar since 2005. Mr. Schiff has served since 2003 as Managing Director of MidOcean U.S. Advisor, L.P., an affiliate of MidOcean Capital Investors, L.P. Prior to his current position, Mr. Schiff was a managing director at DB Capital Partners, a private equity investment firm, from October 1999 to February 2003. Previously, from January 1992 to September 1999, he was a partner at the law firm White & Case LLP. He received his law degree, cum laude, from Cornell Law School and his bachelor’s degree, magna cum laude, from the University of Colorado. Mr. Schiff was designated as a director by MidOcean Capital Investors, L.P. pursuant to the Stockholders Agreement described under “Certain Relationships and Related Party Transactions.”

EXECUTIVE OFFICERS AND MANAGEMENT
      Below you can find information, including biographical information, about our current executive officers (other than Mr. Ganek, whose biographical information appears above):

Name	Age(1)	Position

Michael Lach	44	President and Chief Operating Officer
Jeffrey A. Babka	52	Senior Vice President and Chief Financial Officer
Mark D. Foster	48	Senior Vice President and Chief Technology Officer
John Malone	44	Senior Vice President, Sales and Business Development
John B. Spirtos	40	Senior Vice President, Corporate Development
Martin K. Lowen	41	Senior Vice President, General Counsel and Secretary
A. Reza Jafari	60	Senior Vice President and Managing Director, International

(1)	As of April 1, 2006.
      Michael Lach has served as our President since January 2004 and as our Chief Operating Officer since joining us in March 2002. From January 2001 to February 2002, he served as President of Network Services and Systems for Winstar Communications, Inc., a telecommunications company. From January 2000 to January 2001, Mr. Lach was Executive Vice President of Business Integration at Covad Communications, a telecommunications company. Prior to Covad, he spent 15 years, from January 1984 through December 1999, with Ameritech, a local telephone exchange carrier. He was Vice President of Customer Provisioning & Maintenance from May 1997 to December 1999. Mr. Lach holds a bachelor’s degree with distinction in industrial engineering from Purdue University.
      Jeffrey A. Babka has served as our Senior Vice President and Chief Financial Officer since joining us in April 2004. From April 2002 until joining us, he was Executive Vice President, Finance and Administration and Chief Financial Officer of Indus International, a publicly held service delivery management software company. From August 2000 to March 2002, Mr. Babka served as Vice President, Finance and Chief Financial Officer for the Global Accounts Business Unit of Concert Communications, an international joint venture between AT&T and British Telecommunications plc, a voice and data service provider. Prior to 2000, Mr. Babka held several executive positions in finance and business operations management with AT&T, Lucent, Bank of America and Global Crossing. Mr. Babka holds a bachelor’s degree from the University of Dayton and a master of business administration degree from Manhattan College. He is a graduate of the Stanford University Executive Program and obtained Certified Public Accountant certification in Ohio in 1974.
      Mark D. Foster has served as our Senior Vice President and Chief Technology Officer since November 1999. Prior to joining us, Mr. Foster was an independent consultant working full-time in a similar capacity from 1996 until November 1999 for the Communications Industry Services group of Lockheed Martin. From 1994 through 1995, Mr. Foster worked as an independent consultant to a group of communications industry companies and, in this capacity, was involved in the industry technical, policy and regulatory discussions leading to the adoption of local number portability. From 1993 to early 1994, Mr. Foster was the Managing Director of the Stratus Telecom Development Center for Stratus Computers, Inc., a specialized high-availability computer manufacturer. Prior to that, from 1987 to 1993, Mr. Foster was the Senior Vice President of Engineering and Operations of Phone Base Systems, which sold advanced intelligent telecommunications network technology and services. The technology division of Phone Base Systems was sold to Stratus Computers in 1993. From 1985 through 1986, Mr. Foster was Vice President of Engineering and Operations for Quest Communications, a provider of enhanced telecommunications services. From 1978 through 1986, Mr. Foster was an independent consultant providing systems design and engineering services in the communications industry. From 1977 through 1978, Mr. Foster was a senior systems engineer at C3, Inc., a computer software company specializing in real-time data communications systems for the United States government. Mr. Foster holds a bachelor’s degree in physics and computer science from the California Institute of Technology.

      John Malone has served as a Senior Vice President of NeuStar since January 2003 and is our Senior Vice President, Sales and Business Development. Mr. Malone was a founder and Chief Executive Officer of BizTelOne, Inc. from February 2001 until January 2003, when we acquired BizTelOne, Inc. Prior to that, from March 2000 to July 2000, he served as President and Chief Operating Officer of MarketSwitch Corporation, a provider of marketing optimization solutions, where he oversaw that company’s software business. Mr. Malone holds a bachelor’s degree in electrical engineering from Virginia Tech and a master in business administration degree from the Harvard School of Business.
      John B. Spirtos has served as a Senior Vice President of NeuStar since October 2004 and is our Senior Vice President, Corporate Development. Prior to joining us, from May 2003 to September 2004, he served as Senior Vice President of Mergers and Acquisitions and Corporate Strategy at Corvis Corporation, a manufacturer of communications switching and transport equipment, and its wholly owned subsidiary, Broadwing Communications, LLC, an integrated CSP. From October 1998 to April 2003, he was a general partner at OCG Ventures, LLC and HRLD Ventures, LP, where he focused on investments in cable and telecommunications components manufacturers, systems integrators and service providers. Mr. Spirtos holds a bachelor of science degree from University of California, a master of business administration degree from the McDonough School of Business at Georgetown University, a law degree from Southwestern University, and an LL.M. from the Georgetown University Law Center.
      Martin K. Lowen has served as a Senior Vice President since May 2005 and as our General Counsel and Secretary since September 2002. Upon joining us in June 2000, he served as Vice President of Law and Business Development. Prior to joining us, Mr. Lowen was an Assistant Vice President at TeleGlobe Communications, a provider of international telecommunications services, from January 1999 to May 2000, where he provided legal advice to senior management and directed many activities within that company’s Legal Department. Prior to January 1999, he was a director in the legal department at MCI Communications Corp. and an associate with Skadden, Arps, Slate, Meagher & Flom LLP and Hogan & Hartson LLP. Mr. Lowen holds a bachelor’s degree in finance from the University of Maryland, a master of business administration degree in finance from The Wharton School, University of Pennsylvania, and a law degree from the University of Pennsylvania Law School.
      A. Reza Jafari has served as a Senior Vice President since January 2006 and as Managing Director, International since March 2005. From August 2002 to March 2005, he served as Chairman and Chief Executive Officer of The Omega Partners, an executive advisory group providing business performance improvement, human capital and financial management advice to senior executives in the telecommunications, broadband and information technology industries. From January 1990 to July 2002, Mr. Jafari held various senior management positions at Electronic Data Systems Corporation (EDS), a global information technology services company, including as Managing Director of the Communications and Media Industry Group for Europe, Middle East and Africa (July 1996 — July 1999) and, most recently, as President of EDS’s Global Communications, Media and Entertainment Industry Group from July 1999 to July 2002. Mr. Jafari was a member of the Senior Leaders Operations Team of EDS. Earlier in his career, Mr. Jafari co-founded, and from April 1982 to January 1990 served as CEO of, Satellite Conference Network and Bankers-TV Network in New York City, a satellite producer delivering video-based interactive programming and industry news to the banking and healthcare industries. Mr. Jafari received his master of business administration and ABD degrees from Indiana University and a bachelor’s degree in business administration from Tehran University, Iran.
ITEM 2 — Ratification of Independent Registered Public Accounting Firm
      The Audit Committee has selected Ernst & Young LLP to serve as our independent registered public accounting firm for 2006.
      We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders fail to ratify the selection, the Audit Committee will review its future selection of independent auditors. Even if this selection is ratified, pursuant to the Sarbanes-Oxley Act of 2002, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm and may determine to change the firm selected at such time and based on such factors as it determines to be appropriate.
      Representatives of Ernst & Young LLP will be present at the Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.
      Your Board of Directors unanimously recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2006.
Audit and Non-Audit Fees
      The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2005, and December 31, 2004, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2004	2005

Audit fees(1)	$770,000	$1,877,000
Audit-related fees(2)	249,000	296,000
Tax fees(3)	229,855	270,125

Subtotal	$1,248,455	$2,443,125
All other fees(4)	632	1,490

Total fees	$1,249,487	$2,444,615

(1)	Audit fees consisted principally of work performed in connection with the audit of our consolidated financial statements, and timely review of the unaudited quarterly financial statements. In 2005, audit fees included work on the preparation of our filings with the Securities and Exchange Commission in connection with our two public offerings in 2005.

(2)	Audit-related fees consisted principally of audits that we are required to conduct in connection with our regulatory requirements under the rules, regulations and orders of the Federal Communications Commission, as well as requirements under the provisions of certain of our contracts. In 2004, audit-related fees also included revenue recognition advisory services, audit of employee benefit plans and other advisory services in preparation for public company reporting requirements.

(3)	Tax fees consisted principally of tax compliance and tax consulting work.

(4)	Other fees consisted of miscellaneous other permissible services not included in the first three categories and were immaterial for 2004 and 2005.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
      Pursuant to its charter, Audit Committee policy and the requirements of law, the Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work, subject to a specific budget. In other cases, the chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve services, and the chairman then communicates such pre-approvals to the full Audit Committee. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. We obtain these services from other service providers as needed.

Audit Committee Report
      NeuStar’s management is responsible for NeuStar’s financial statements, internal controls and financial reporting process. NeuStar’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and for expressing an opinion as to whether those audited financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with U.S. generally accepted accounting principles. The Audit Committee has been established for the purpose of representing and assisting the Board of Directors in overseeing NeuStar’s accounting and financial reporting processes and audits of NeuStar’s annual financial statements, including the integrity of NeuStar’s financial statements, NeuStar’s compliance with legal and regulatory authority requirements, the independent auditors’ qualifications and independence, and the performance of NeuStar’s internal audit function and the independent auditors. The members of the Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Audit Committee certify that the independent registered public accounting firm is in fact “independent” under applicable rules.
      In this context, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent registered public accounting firm its independence.
      Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee:

James G. Cullen, Chair
Joseph P. Landy
Dr. Kenneth A. Pickar
      The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference therein.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table sets forth all compensation paid by us for the periods indicated to our Chief Executive Officer and our four most highly compensated executive officers other than our Chief Executive Officer. We refer to these individuals collectively as the “named executive officers” elsewhere in this proxy statement.

		Annual Compensation					Long-Term Compensation

									Securities
									Underlying
					Other Annual		Restricted		Options/	All Other
		Salary	Bonus(1)		Compensation		Stock Awards		SARs	Compensation
Name and Principal Position	Year	($)	($)		($)		($)		(#)	($)

Jeffrey E. Ganek	2005	350,000	312,500		—		—		—	5,423	(2)
Chairman of the Board and	2004	299,977	225,000		—		—		—	10,600	(2)
Chief Executive Officer
Michael Lach	2005	313,468	243,750		—		—		—	3,692	(2)
President and Chief	2004	303,535	225,000		—		2,187,500	(3)	—	8,200	(2)
Operating Officer
Jeffrey A. Babka(4)	2005	293,077	375,000	(5)	289,913	(6)	—		—	4,385	(2)
Senior Vice President and	2004	188,314	285,000		—		—		783,999	3,563	(2)
Chief Financial Officer
Mark D. Foster	2005	308,077	236,250		—		—		—	7,465	(7)
Senior Vice President and	2004	303,338	255,645		—		—		—	15,665	(8)
Chief Technology Officer
John Malone	2005	252,538	198,750		—		—		—	10,831	(2)
Senior Vice President, Sales	2004	238,552	240,000		—		—		—	9,707	(2)
and Business Development

(1)	Bonus amounts reported for each year have been adjusted to (a) include amounts earned with respect to performance in the year shown but paid in the following year, and (b) exclude amounts earned with respect to performance in the previous year but paid in the year shown.

(2)	Consists of matching contributions under NeuStar’s 401(k) plan.

(3)	Consists of phantom stock units granted on July 19, 2004 pursuant to which Mr. Lach is entitled to receive 350,000 shares of our common stock, which are subject to vesting requirements. There was no public market for our common stock on July 19, 2004 or December 31, 2004. Values per share of $6.25 and $8.39, representing contemporaneous determinations of fair market value by our Board of Directors, have been used to calculate the value of our common stock as of July 19, 2004 and December 31, 2004, respectively, for purposes of this table. Based on this calculation, Mr. Lach held phantom stock units with respect to 350,000 shares with a fair market value of $2,937,500 on December 31, 2004. No dividends or dividend equivalents will accrue or be paid with respect to any outstanding unvested phantom stock units held by Mr. Lach.

(4)	Jeffrey Babka joined NeuStar as our Chief Financial Officer effective April 26, 2004.

(5)	Consists of a one-time, lump sum payment of $100,000 to Mr. Babka in consideration for his agreement to change the terms of his employment to forfeit his annual bonus payment and instead be eligible to participate in our 2005 Annual Performance Incentive Plan, and Mr. Babka’s bonus for 2005 under the Annual Performance Incentive Plan in the amount of $275,000.

(6)	Consists of benefits in connection with Mr. Babka’s relocation from Georgia to Virginia, including a cost-of-housing allowance of $30,000, payments totaling $167,298 to cover closing costs related to the purchase and sale of his personal residences in Georgia and Virginia and the incremental cost of duplicate housing and living expenses for the first six months from the date Mr. Babka relocated to Virginia until the date of sale of his Georgia residence, and payments totaling $92,615 as a gross-up payment relating to the foregoing payments.

(7)	Consists of insurance premiums paid by NeuStar during fiscal year 2005 with respect to term life insurance for the benefit on Mr. Foster.

(8)	Consists of matching contributions of $8,200 under NeuStar’s 401(k) plan and insurance premiums of $7,465 paid by NeuStar during fiscal year 2004 with respect to term life insurance for the benefit of Mr. Foster.
Aggregated Option Exercises and Fiscal Year-End Option Values
      The following table provides information regarding the stock options exercised in 2005 by our named executive officers and the number of shares of our common stock represented by outstanding options held by our named executive officers as of December 31, 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Shares		Options at December 31,		Money Options at
	Acquired		2005		December 31, 2005
	on	Value
	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Name	(#)	($)	(#)	(#)	($)	($)

Jeffrey E. Ganek	—	—	1,157,950	252,001	33,996,847	6,063,504
Michael Lach	182,471	3,416,543	684,695	258,433	17,641,944	6,322,054
Jeffrey A. Babka	98,321	1,659,076	228,356	457,322	5,535,349	11,085,485
Mark D. Foster	—	—	985,548	42,001	29,604,669	1,010,604
John Malone	153,179	3,716,207	250,019	79,800	6,437,572	1,920,102
COMPENSATION COMMITTEE REPORT
      The Compensation Committee administers NeuStar’s executive compensation program. The role of the Committee is to oversee NeuStar’s compensation structure, policies and programs; administer its incentive-compensation and equity-based compensation plans, including approving stock option and other stock incentive awards for executive officers; review and approve corporate goals and objectives relevant to the compensation of the CEO, evaluate the CEO’s performance in light of those goals and objectives, and recommend the CEO’s compensation level to the independent directors; oversee the evaluation of other executive officers and set their compensation based upon the recommendation of the CEO; review and approve the structure of employment and severance arrangements and other benefit plans pertaining to executive officers; and review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board.
      The Compensation Committee’s Charter reflects these various responsibilities. The Committee’s membership is determined by the Board of Directors and each member of the Committee is an independent director. The Committee meets at scheduled times throughout the year, and also considers and takes action by written consent. The Committee has the authority to retain, at NeuStar’s expense, such outside counsel, experts and other advisors as it determines appropriate to assist it in performing its functions.
General Compensation Philosophy
      NeuStar’s executive compensation programs are designed to support the attainment of our short- and long-term financial and strategic objectives, reward executives for continuous improvement of revenue, earnings and growth in stockholder value, and align executives’ interests with those of our stockholders. The goal of NeuStar’s compensation programs is to attract, retain and motivate key executives, and encourage a long-term commitment to NeuStar. To achieve these objectives, the Committee uses a variety of compensation elements, including:

•	base salary;

•	annual cash incentive compensation;

•	long-term incentive compensation; and

•	certain other compensation and benefits.
      The Committee seeks to set executive compensation at appropriate and competitive levels. To that end, the Committee used a competitive compensation analysis that evaluated NeuStar’s compensation programs against the compensation programs of a peer group that consisted of 16 publicly traded companies. The members of this peer group were identified by Frederic W. Cook & Co., Inc., the Committee’s independent compensation consultant, with input from NeuStar’s management. The members of the peer group used in the competitive compensation analysis were selected on the basis of similar business characteristics — e.g., companies that operate a clearinghouse, companies with largely transaction-based revenue — and on the basis of similarities in revenue and market capitalization. This general industry peer group can change from time to time based on the criteria stated above. In addition to reviewing executive officers’ compensation against the comparative groups, the Committee also considers recommendations from the Chairman and CEO regarding total compensation for those executives other than himself. Management provides to the Committee historical and prospective breakdowns of the total compensation components for each executive officer.
Compensation Consultant
      The NeuStar Human Resources Department supports the Committee in its work. In addition, the Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee engages Frederic W. Cook & Co., Inc. as independent outside compensation consultant to advise the Committee on all compensation and benefits matters, including compensation and other benefits decisions relating to our CEO and other executives.
Base Salary
      The 2005 salaries of the named executive officers are shown in the “Salary” column of the Summary Compensation Table. Salaries for executive officers are designed to be competitive compared with prevailing market rates for equivalent positions at companies with similar business characteristics, revenue and market capitalization profiles, and are based on a variety of factors, including level of responsibility, performance, and the recommendations of the Chairman and CEO. The Committee generally reviews executive salaries annually and makes salary adjustments based on the factors discussed above.
Annual Incentive Compensation
      The Board of Directors adopted the NeuStar, Inc. Annual Performance Incentive Plan in May 2005. The purpose of the performance plan is to attract, retain and motivate key employees by providing performance awards to designated key employees of NeuStar or its subsidiaries. The Board of Directors determined that the 2005 target award under the performance plan for each of our named executive officers was 50% of the officer’s annual base salary. The Committee established the performance goals and performance targets applicable under the performance plan for cash bonuses executive officers were eligible to earn for fiscal year 2005. For each of our officers at the senior vice president level and above, including each of our named executive officers, 90% of the target award was based on NeuStar’s achievement of established fiscal year 2005 performance goals as follows: 45% depending on NeuStar’s revenue, 45% depending on NeuStar’s operating income, and 10% depending on NeuStar’s operating cash flow. The remaining 10% of each officer’s total target award was based on individual achievements and was discretionary. Actual amounts paid under the performance plan could range from 0% to 125% of the target award, based upon the extent to which performance under each of these criteria met, exceeded or was below target. The Committee retained discretion to pay in excess of 125% of the target award if the performance significantly exceeded target levels. The awards under the plan for 2005 paid to each of the named executive officers are shown in the “Bonus” column of the Summary Compensation Table. In determining the amount of these awards, the Committee assessed the Company’s and each executive’s performance measured against the previously set financial and strategic objectives. The assessment included a review of NeuStar’s 2005 revenues, operating income and operating cash flows, the achievement by NeuStar of significant milestones, including its successful completion of an initial public offering, and the individual achievements of each executive officer. Based on this analysis, the Committee determined to grant bonuses in excess of the previously established targets for certain executive officers, including all of the named executive officers, for 2005.
      In February 2006, the Committee established the performance goals and performance targets applicable under the performance plan for cash bonuses that the named executive officers are eligible to earn for fiscal year 2006. The 2006 target awards for named executive officers will be 50% of the officer’s annual base salary for the year. Of the full target award, 90% will be based on the Company’s achievement of established goals relating to 2006 revenue and operating income (which, for this purpose, will exclude stock-based compensation expense related to the adoption of Statement of Financial Accounting Standards No. 123(R)). The remaining 10% of each officer’s total target award will be based on individual achievements and is discretionary. Actual amounts payable under the performance plan can range from 0% to 150% of the target award, based upon the extent to which performance under each of these criteria meets, exceeds or is below target. The Committee retained the discretion to pay in excess of 150% of the target award if performance significantly exceeds target levels.
Long-Term Incentive Compensation
      During 2005 NeuStar had two stock option plans under which it granted stock options. In May 2005, the Board amended NeuStar’s 1999 Equity Incentive Plan to provide that no further awards would be granted under that plan as of the date the NeuStar, Inc. 2005 Stock Incentive Plan was approved by NeuStar’s stockholders. In May 2005, NeuStar established the 2005 plan, which provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards and other stock-based awards. The purpose of the 2005 plan is to enhance the profitability and value of NeuStar for the benefit of its stockholders by enabling NeuStar to offer eligible employees, consultants and non-employee directors stock-based and other incentives (thereby creating a means to raise the level of equity ownership by such individuals) and provide other incentives in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and NeuStar’s stockholders. The Committee annually reviews and determines whether to grant stock options or other equity-based incentives to executives. In making its determinations, the Committee considers factors such as market data, the executive’s performance in the last year and the results achieved by the executive, the executive’s base salary and the Committee’s view regarding the future potential of long-term contributions of the executive. Recommendations of the CEO are also taken into consideration. The Committee did not grant any options to directors or the named executive officers during 2005. As part of the compensation for performance in 2005, the Committee approved grants of stock options and restricted stock to the Company’ executive officers pursuant to the 2005 plan with a grant date of February 22, 2006. The shares of restricted stock vest in equal annual installments over the four-year period beginning February 22, 2007, and 25% of the stock options vest on February 22, 2007, with the remaining options vesting in thirty-six monthly installments thereafter.
Compensation of the CEO
      The Committee meets annually to review the CEO’s compensation. In reviewing each element of the CEO’s compensation, the Committee considers the factors described above, with particular attention to market data, the Company’s performance measured against previously established objectives, the specific results achieved by the CEO, significant milestones achieved by NeuStar under the CEO’s direction, and his potential future impact on the Company.

Base Salary
      For 2005, Mr. Ganek received $350,000 in base salary, compared to a base salary of $299,977 for 2004. This increase was based on market data, as well as the Committee’s evaluation of Mr. Ganek’s individual performance. For 2006, the Committee recommended to the independent members of the Board of Directors (the “Independent Directors”), and the Independent Directors approved, an increase in Mr. Ganek’s base salary to $500,000 based on Mr. Ganek’s individual performance during 2005, as well as market data, including the competitive compensation analysis prepared by our outside compensation consultant and the significant milestones achieved by the Company during 2005.

Annual Incentive Compensation
      In February 2006, the Committee recommended to the Independent Directors, and the Independent Directors approved, a bonus for Mr. Ganek of $312,500 for 2005 under the Annual Performance Incentive Plan. The Committee recommended the payment of a bonus in excess of Mr. Ganek’s target award as a result of the Company’s performance measured against the previously established financial and strategic objectives described above. The Committee also considered Mr. Ganek’s individual performance, including his leadership and success in implementing the Company’s strategic objectives, including the successful completion of the Company’s two public offerings in 2005.
      In February 2006, the Committee established, and the Independent Directors approved, the performance goals and performance targets applicable under the performance plan for cash bonuses that Mr. Ganek is eligible to earn for fiscal year 2006. These targets are the same as are described above with respect to the other named executive officers.

Long-Term Incentives
      As part of his compensation for performance in 2005, the Committee recommended to the Independent Directors, and the Independent Directors approved, a grant of 2,800 shares of restricted stock and 105,000 stock options to Mr. Ganek with a grant date of February 22, 2006. The shares of restricted stock vest in equal annual installments over the four-year period beginning February 22, 2007, and 25% of the stock options vest on February 22, 2007, with the remaining options vesting in thirty-six monthly installments thereafter. The Committee recommended the amount of these awards based on comparative market data and Mr. Ganek’s individual performance, both of which are described above.
Non-Employee Director Compensation Changes
      Our Board of Directors has approved, upon the recommendation of our Compensation Committee, a new policy with respect to director compensation to take effect on July 1, 2006. This policy will replace the company’s current director compensation policy in its entirety. Under this new policy, non-management directors will receive an annual retainer of $35,000. Committee chairs will receive an additional annual retainer as follows: $10,000 for the Audit Committee, $7,500 for the Compensation Committee and Nominating and Corporate Governance Committee, and $5,000 for the Neutrality Committee and any special committee formed by the Board of Directors. Audit Committee members will receive an additional annual retainer of $5,000. All amounts will be paid to directors quarterly in arrears.
      Non-management directors will also receive an annual restricted stock unit grant equal to $110,000 divided by the closing price of NeuStar stock on the date of grant, which for the current year will occur on the later of July 1, 2006 or the date on which directors are duly elected at the 2006 Annual Meeting of Stockholders. In each year after 2006, such grants shall be made on the first day of the calendar month following the election of directors at the annual meeting of the Company’s stockholders. These restricted stock units will fully vest on the first anniversary of the date of grant. Upon vesting, each director’s restricted stock units will be automatically deferred into deferred stock units, which will be delivered to the director in shares of NeuStar stock six months following the director’s termination of Board service. The Compensation Committee will continue to evaluate the compensation of our directors from time to time as it deems appropriate and may in the future recommend to the Board an increase in or changes to such compensation depending on the results of any such evaluation.
Deductibility of Executive Compensation
      Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1,000,000 on the amount of compensation that NeuStar may deduct in any one year with respect to its CEO and each of its next four most highly compensated executive officers. At the time of our initial public offering, we maintained several incentive plans, including our 2005 Annual Performance Incentive Plan and our stock incentive plans. Awards under these plans will generally not be subject to the limitations imposed by Section 162(m) until 2009. While the Committee considers the impact of this rule when developing and implementing NeuStar’s compensation programs, the Committee believes that it is important to preserve flexibility in adopting and administering compensation programs to promote varying corporate goals. Accordingly, the Committee has not adopted a policy requiring all compensation to be deductible and amounts paid under any of NeuStar’s compensation programs may be determined not to so qualify.

The Compensation Committee:

Joseph P. Landy
Dr. Kenneth A. Pickar
Frank L. Schiff
Compensation Committee Interlocks and Insider Participation
      The members of our Compensation Committee in 2005 were Messrs. Landy and Schiff and Dr. Pickar. No member of the Compensation Committee has been an officer or employee of NeuStar or any of our subsidiaries at any time. None of our executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of our Board or our Compensation Committee. Mr. Landy is a Managing Member and Co-President of Warburg Pincus LLP, affiliates of which have invested in us. Mr. Schiff is Managing Director of MidOcean U.S. Advisor, L.P., an affiliate of MidOcean Capital Investors, L.P., which is one of our longstanding stockholders. Certain transactions and relationships between us and the Warburg Pincus Entities and MidOcean Capital Investors, L.P. that currently are taking place or exist, or that took place or existed in 2005, are described above under “Certain Relationships and Related Party Transactions.”

PERFORMANCE GRAPH
      The following chart shows how $100 invested in our Class A common stock on June 29, 2005, the day our Class A common stock began trading on the New York Stock Exchange, would have grown through the period ended December 31, 2005, compared with: (a) $100 invested in the Russell 2000 Index, and (b) $100 invested in the NYSE TMT Index, each over that same period. The comparison assumes reinvestment of dividends. The stock performance in the graph is included to satisfy our SEC disclosure requirements, and is not intended to forecast or to be indicative of future performance.

Company Name/Index	6/29/05	12/31/05
NeuStar, Inc.	$100	$117
Russell 2000 Index	$100	$105
NYSE TMT Index	$100	$103

EQUITY COMPENSATION PLAN INFORMATION
      We currently maintain two compensation plans under which shares of our Class A common stock are authorized for issuance to directors, employees and consultants: the 1999 Equity Incentive Plan and the 2005 Stock Incentive Plan. We will not make any further awards under the 1999 plan. Both of these plans have been approved by our stockholders. The following table provides information as of December 31, 2005 about outstanding options and shares reserved for issuance under these plans.

Weighted-Average
	Number of Securities	Exercise Price of	Number of Securities Remaining
	to be Issued Upon	Outstanding	Available for Future Issuance
	Exercise of	Options,	Under Equity Compensation
	Outstanding Options,	Warrants and	Plans (Excluding Securities
Plan Category	Warrants and Rights	Rights ($)	Reflected in Column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,971,553	$4.81	6,021,173
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	12,971,553	$4.81	6,021,173
TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS AND INDEMNIFICATION
Change in Control Arrangements
      We have granted stock options and restricted stock to our executive officers, including all of our named executive officers, and have granted phantom stock units to one of our executive officers. Under the option, restricted stock and phantom stock agreements, if we experience a change in control or other qualifying corporate transaction, all of the options, restricted stock and phantom stock units will vest in full, unless the options, restricted stock and phantom stock units are assumed or continued by the surviving company, or unless the surviving company substitutes the options, restricted stock and phantom stock units with a substantially equivalent option, restricted stock, phantom stock unit or right. If the surviving company assumes or replaces the options, restricted stock and phantom stock units, the options, restricted stock and phantom stock units will vest and become exercisable if the executive’s employment is terminated within two years of the change of control, unless the executive’s employment is terminated by the surviving company for cause or by the executive without good reason.
      The terms “corporate transaction,” “cause” and “good reason” are defined in each of the option, restricted stock and phantom stock unit agreements.
Employment Continuation Agreements
      We have entered into employment continuation agreements with two of our named executive officers, Mr. Ganek and Mr. Foster. These agreements provide for the continuation of each officer’s employment on a part-time basis for two years in the event that we terminate the officer’s full-time employment status without cause or the officer terminates his full-time employment status for good reason. In such cases, the officer will provide services to us on a part-time basis at a base salary rate equal to 50% of the base salary rate he was receiving immediately prior to the triggering event, and the officer may continue to participate in our benefit plans to the extent that he satisfies eligibility requirements and pays full premium costs. In the event that (1) the officer resigns his employment under the agreement and provides at least 30 days’ written notice, or (2) the officer provides timely notice that he has commenced other employment and we decide to terminate his employment as a result, then we will pay the officer 80% of the amount that he would have otherwise received under the agreement between the date of resignation or termination and the end of the two-year period.

2005 Key Employee Severance Pay Plan
      Our Board of Directors adopted the NeuStar, Inc. 2005 Key Employee Severance Pay Plan in May 2005. The plan provides severance benefits for key management employees if they are involuntarily terminated from employment without cause or if they terminate their employment for good reason. Specifically, key employees will be entitled to benefits equal to one year’s salary provided they sign a release of all claims against NeuStar and acknowledge their obligations under the plan (including obligations not to compete with or disparage NeuStar, disclose NeuStar’s confidential information, or interfere with NeuStar’s business). The Compensation Committee may, in its sole discretion, cause NeuStar to pay severance benefits at the same rate for an additional year as consideration for a one-year extension of the employee’s obligations under the plan. An employee will not be eligible for benefits under the plan if he or she engages in activities that are detrimental to NeuStar or if he or she is entitled, pursuant to an individual agreement, to cash severance in excess of the benefits provided under the plan. The Board may amend or terminate the plan at any time after 90 days’ notice to the key employees, provided that an amendment or termination may not adversely affect the severance benefits to which any key employee is entitled if such employee’s termination occurred prior to the date of the amendment or termination.
Limitation of Liability and Indemnification of Officers and Directors
      As permitted by the Delaware General Corporation Law, our certificate of incorporation provides that a director will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. In addition, our certificate of incorporation and bylaws contain provisions requiring indemnification of our directors and executive officers to the fullest extent authorized by the Delaware General Corporation Law, and permitting the indemnification of our other employees and agents (and employees and agents of our subsidiaries and affiliates) to the fullest extent authorized under the Delaware General Corporation Law. We have entered into indemnification agreements with each of our directors, each member of management at the senior vice president level and above, and other employees who perform the duties of specific corporate officer positions identified in our bylaws. These agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law.
      We also may purchase and maintain insurance on behalf of any of our officers, directors, employees or agents. All of our directors and officers are covered by insurance policies maintained by us against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933. Mr. Landy is also indemnified by Warburg Pincus and is covered by a supplemental directors’ and officers’ liability insurance policy provided by Warburg Pincus in connection with his service on our Board of Directors. Mr. Schiff is indemnified by MidOcean Capital Investors, L.P. and is covered by a supplemental directors’ and officers’ liability insurance policy provided by MidOcean in connection with his service on our Board of Directors.
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS,
NOMINATION OF DIRECTORS AND OTHER BUSINESS OF STOCKHOLDERS
      Under the rules of the Securities and Exchange Commission, if a stockholder would like us to include a proposal in our proxy statement and form of proxy for presentation at our 2007 Annual Meeting of Stockholders, the proposal must be received by us at our principal executive offices at 46000 Center Oak Plaza, Sterling, Virginia, 20166, to the attention of the Corporate Secretary, no later than December 28, 2006.
      Our bylaws, as permitted by the rules of the SEC, contain certain procedures that a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Stockholders. These procedures provide that for nominations or other business to be properly brought before an annual meeting by a stockholder:

•	the stockholder must have given timely notice thereof in writing to the Secretary of the Company;

•	such business must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware;

•	if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the Company with a Solicitation Notice, as that term is defined below, such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Company’s voting shares reasonably believed by such stockholder or beneficial holder to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice; and

•	if no Solicitation Notice has been timely provided, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice.
      To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive officers of the Company:

•	not less than 90 or more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders, or

•	if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not later than the close of business on the later of:

•	the 90th day prior to such annual meeting, or

•	the 10th day following the day on which public announcement of the date of such meeting is first made.
      In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a stockholder’s notice as described above.
      In addition, notwithstanding the above timelines, in the event that the number of directors to be elected to the Board of directors is increased and the Company does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s Annual Meeting of Stockholders, a stockholder’s notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
      Such notice shall set forth the following information:

•	as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such person’s written consent to being named in the proxy statement as nominee and to serve as director if elected;

•	as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•	as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner;

•	the class and number of shares of the Company’s stock that are owned beneficially and of record by such stockholder and such beneficial owner; and

•	whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (an affirmative statement of such intent is referred to as a “Solicitation Notice”).
      If any proposed nomination or business is not in compliance with the foregoing procedures, the chairman of the meeting has the power to declare that any defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
      Stockholders must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder. These procedures do not affect any rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ANNEX 1
AUDIT COMMITTEE CHARTER

1.	Members.
      The Audit Committee (the “Committee”) shall be a committee of the Board of Directors of NeuStar, Inc. (the “Company”). The Committee shall consist of at least three (3) directors appointed as members by the Board of Directors. The Board of Directors shall designate one member of the Committee as its Chairman.
      All the members of the Committee, in the judgment of the Board of Directors, (a) shall meet the independence requirements of the New York Stock Exchange (“NYSE”) for directors and audit committee members within the required time periods applicable to the Company following completion of its initial public offering and (b) shall meet the NYSE’s “financial literacy” requirements. At least one member of the Committee, in the judgment of the Board of Directors, shall be an audit committee financial expert, as defined in Securities and Exchange Commission rules.
      The Board may, at any time, remove one or more directors from membership in the Committee.

2.	Purpose.
      The Committee is appointed by the Board to represent and assist the Board in overseeing the following.

•	The accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, including the integrity of the financial statements.

•	The Company’s compliance with legal and regulatory authority requirements.

•	The independent auditors’ qualifications and independence.

•	The performance of the Company’s internal audit function and independent auditors.

•	Preparing a report of the Committee to be included in the Company’s proxy statement, as required by the SEC.

3.	Authority and Responsibilities.
The Committee shall:

•	Directly appoint, retain, compensate, evaluate, oversee, and terminate (when appropriate) the Company’s independent auditors, who shall report directly to the Committee.

•	Review and pre-approve all audit and permissible non-audit services to be provided by the independent auditors, and establish policies and procedures for the pre-approval of audit and permissible non-audit services to be provided by the independent auditors.

•	At least annually, obtain and review a report by the independent auditors describing: (a) the auditors’ internal quality-control procedures; and (b) any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues.

•	At least annually, review the qualifications, independence and performance of the independent auditors, and discuss with the independent auditors their independence. As part of such annual review, the Committee will obtain and review a report by the independent auditors describing all relationships between the independent auditors and the Company, consistent with professional standards applicable to independent auditors, and any other relationships that may impact the independent auditors’ independence.

A-1

•	Upon completion of the annual audit, review with the independent auditors their experiences, any audit problems or difficulties encountered (including restrictions on their work, cooperation received or not received, and significant disagreements with corporate management) and management’s response, and findings and recommendations concerning their annual audit of the Company.

•	Meet to review and discuss with corporate management and the independent auditors the annual audited financial statements, and the unaudited quarterly financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and recommend to the Board whether the annual audited financial statements should be included in the annual report on Form 10-K.

•	Review and discuss earnings press releases, and corporate practices with respect to: (a) earnings press releases, and (b) financial information and earnings guidance provided to analysts and ratings agencies.

•	Review and discuss with management and the independent auditors the Company’s major risk exposures and the steps management has taken to monitor and control such exposure.

•	Review the adequacy and effectiveness of the Company’s internal auditing procedures and internal controls over financial reporting, and any programs instituted to correct deficiencies.

•	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures.

•	Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s codes of conduct and programs to monitor compliance with such codes.

•	Establish procedures for the submission of complaints regarding accounting, internal accounting controls, or auditing matters. Such procedures will address: (a) the receipt, retention, and treatment of complaints received by the Company; and (b) the confidential, anonymous submission of employee concerns about questionable auditing or accounting matters.

•	Investigate, or refer, matters brought to its attention as appropriate, with full access to all books, records, facilities and personnel of the Company. Review the application of significant regulatory, accounting and auditing initiatives, including new pronouncements.

•	Establish policies for the hiring of employees and former employees of the independent auditors.

•	Annually review and reassess the adequacy of this Audit Committee Charter and evaluate the performance of the Committee, and recommend changes to the Board as appropriate.

•	Perform such other functions as assigned by law, the Company’s certificate of incorporation or bylaws, or the Board of Directors.

4.	Outside Advisors.
      The Audit Committee shall have the authority to retain, at the expense of the Company, such outside counsel, experts, and other advisors as it determines appropriate to assist it in the full performance of its functions.

5.	Meetings.
      The Committee shall meet at least four (4) times per fiscal year, either in person or telephonically, and at such times and places as the Committee shall determine. Periodically, the Committee shall meet separately in executive session with each of (a) management of the Company, (b) the principal internal auditor of the Company, (c) the independent auditors, and (d) the General Counsel of the Company. The Committee shall report regularly to the full Board with respect to its activities. A majority of the members of the Committee shall constitute a quorum.

A-2

ANNUAL MEETING OF STOCKHOLDERS OF

June 14, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

êPlease detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	m m	Andre Dahan Ross Ireland
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m	Pamela Joseph
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2006.	☐	☐	☐

If you do not properly sign and return a proxy, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NEUSTAR 2006 ANNUAL MEETING ADMISSION TICKET
Wednesday, June 14, 2006, at 4:30 P.M.
Hilton McLean Tysons Corner
Gunston Hall Room
7920 Jones Branch Drive
McLean, VA 22102
Please retain and present this ticket for admission to the meeting

From Washington Dulles International:
Distance from hotel: 14 miles
Drive time: Approx. 20 minutes
Directions: Take Dulles Toll Road (Rt. 267) East
to Exit 17 (Spring Hill Road). After the toll,
turn right onto Spring Hill Road.
Turn left at the first light onto Jones Branch Drive.
The hotel is 1 mile on the left.
From Reagan National Airport:
Distance from hotel: 14 miles
Drive time: Approx. 20 minutes
Directions: Take Geo. Washington Pkwy North
to Route 123 South towards McLean. After the
Rt. 495 overpass; turn right on Tysons Blvd
     (1st light after the overpass).
Take right onto Galleria Dr. (1st light).
Take right onto Jones Branch Dr. (1st light).
Hotel is on right.

NEUSTAR, INC.
PROXY/VOTING INSTRUCTION CARD
This proxy is solicited by the Board of Directors of NeuStar, Inc.
for the Annual Meeting of Stockholders
Wednesday, June 14, 2006, 4:30 p.m. at the
Hilton McLean Tysons Corner, 7920 Jones Branch Drive, McLean, VA
     The undersigned hereby appoints Jeffrey E. Ganek and Martin K. Lowen, and each of them, as proxies, each with full power of substitution, and authorizes them to vote all the shares of common stock held of record by the undersigned on April 24, 2006 at the Annual Meeting, or any adjournment or postponement.
     If no other indication is made, the proxies will vote for the election of the nominees for Director: Andre Dahan, Ross Ireland, and Pamela Joseph, and in accord with the Directors’ recommendations on the other subjects listed on the reverse side of this card and at their discretion on any other matter that may properly come before the meeting or any adjournment thereof.
(Continued and to be signed on the reverse side.)
14475

ANNUAL MEETING OF STOCKHOLDERS OF

June 14, 2006

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
(International Callers should dial 718-921-8500)

-OR-

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

êPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	m m	Andre Dahan Ross Ireland
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m	Pamela Joseph
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2006.	☐	☐	☐

If you do not properly sign and return a proxy, vote by telephone or the Internet, or attend the meeting and vote in person, your shares cannot be voted, nor your instructions followed. Please sign below and return this proxy in the enclosed envelope.

RECEIVE FUTURE PROXY MATERIALS VIA THE INTERNET
Registered stockholders can elect to receive NeuStar, Inc.'s future proxy materials, including the proxy statement, annual report to stockholders and proxy card, via the Internet. To enroll, please go to our transfer agent's website at www.amstock.com. You will need to enter the company number and your account number as provided above.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.